UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Strategic Diagnostics Inc.

(Name of Registrant as Specified In Its Charter)

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1

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive

Newark, Delaware 19702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 3, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Meeting”) of Strategic Diagnostics Inc. (the “Company”) will be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, May 3, 2005 at 10:00 a.m. local time for the following purposes:

1. To elect three Class I directors of the Company to serve for a two-year term until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2. To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

The Board of Directors has fixed the close of business on March 7, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Meeting may vote in person, even if they have previously delivered a signed proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Anthony J. Simonetta
Secretary

Newark, Delaware

March 30, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive

Newark, Delaware 19702

PROXY STATEMENT

Proxies and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Strategic Diagnostics Inc. (the “Company”) for use at the 2005 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 3, 2005, at 10:00 a.m. local time at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware, 19713 and at any adjournments or postponements thereof (the “Meeting”). At the Meeting, stockholders will be asked to vote upon (i) the election of three Class I directors of the Company, and (ii) any other matters properly brought before the Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 30, 2005. The Board has fixed the close of business on March 7, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 19,503,673 shares of Common Stock outstanding and entitled to vote at the Meeting. Holders of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Meeting is required for the election of Class I directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the three nominees for Class I directors of the Company named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record as of the Record Date may revoke a proxy at any time before it has been exercised in any one of the following manners: by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record as of the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting alone will not constitute revocation of a previously given proxy.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents, as of March 7, 2005, information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director and director nominee, (iii) each of the named executive officers appearing in the Summary Compensation Table under “Executive Compensation” below and (iv) all directors and executive officers of the Company as a group, based on representations of executive officers and directors of the Company and filings received by the Company on Schedule 13G promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of such date, the Company had 19,503,673 shares of Common Stock issued and outstanding. The number of shares and the percentage beneficially owned by the persons or entities named in the table and by all executive officers and directors as a group are presented in accordance with Rule 13d-3 under the Exchange Act and include, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days after March 7, 2005. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement unless otherwise noted.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Zesiger Capital Group LLC 320 Park Avenue New York, New York 10022	1,392,800	(2)	7.1%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,060,000	(3)	5.4%

Herbert Lotman	1,354,167	(4)	6.9%

Martha C. Reider	546,470		2.8%

Grover C. Wrenn	525,940	(5)	2.7%

Morton Collins	462,232	(6)	2.4%

James W. Stave	265,379	(7)	1.4%

Arthur A. Koch, Jr.	238,196	(8)	1.2%

Matthew H. Knight	199,400	(9)	1.0%

Richard J. Defieux	106,867	(10)	*

Kathleen E. Lamb	95,310	(11)	*

Stanley J. Musial	80,500	(12)	*

Stephen L. Waechter	63,304	(13)	*

Timothy S. Ramey	59,167	(14)	*

Thomas R. Diehl	29,500	(15)	*

Richard W. Foster	23,400	(16)	*

All Officers and Directors as a group (14 persons)	4,049,832	(17)	21%

*	Represents less than 1%.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	The Company has relied solely on a Schedule 13G dated February 15, 2005 for this information.
(3)	The Company has relied solely on a Schedule 13G dated February 14, 2005 for this information.
(4)	Includes 1,109,400 shares held by various entities under Mr. Lotman’s control and Mr. Lotman’s spouse, and 41,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(5)	Includes 279,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(6)	Includes 101,000 shares held by family members of Mr. Collins and 49,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(7)	Includes 248,824 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(8)	Includes 230,000 shares underlying options that are currently exercisable.
(9)	Includes 104,600 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(10)	Includes 74,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(11)	Includes 74,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(12)	Consists solely of shares underlying options that are currently exercisable.
(13)	Includes 41,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(14)	Includes 41,334 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(15)	Includes 28,100 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(16)	Includes 10,900 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.
(17)	Includes 1,304,265 shares underlying options that are currently exercisable or will become exercisable within 60 days after March 7, 2005.

PROPOSAL 1

ELECTION OF A CLASS OF DIRECTORS

The Company’s Board currently consists of eight members. As provided by the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board is divided into two classes of directors with each director serving a two-year term. Each year one class of directors is elected by a stockholder vote. At the Meeting, three Class I directors will be elected to a two-year term. The nominees for election as a director in Class I are Morton Collins, Matthew H. Knight and Grover C. Wrenn; and the members of Class II are Richard J. Defieux, Herbert Lotman, Timothy S. Ramey and Stephen L. Waechter. Kathleen E. Lamb is a Class I director who is not standing for election. The Class II members of the Board are not standing for election and their terms expire in 2006. Morton Collins, Matthew H. Knight and Grover C. Wrenn are the Class I nominees for election to the Board at the Meeting. Such nominees, if elected, will hold office until the annual meeting in 2007 and until their successor is duly elected and qualified. The affirmative vote of a plurality of the shares of the Stock present or represented at the Meeting and entitled to vote is required for the election of the Class I Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote ”FOR” the election of Morton Collins, Matthew H. Knight and Grover C. Wrenn as Class I Directors.

The following table sets forth the name, age and principal occupation of each director, including the nominees, and the year in which he or she became a director.

Name and Principal Occupation	Age	Director Since
Grover C. Wrenn (1) Chairman of the Board of the Company	62	1992

Morton Collins (1) General Partner – Battelle Ventures	69	2001

Richard J. Defieux General Partner – Allegra Partners	53	1996

Matthew H. Knight (1) President and CEO – Strategic Diagnostics Inc.	48	2003

Herbert Lotman Chairman and CEO – Keystone Foods Corporation	71	2002

Timothy S. Ramey Vice President – D.A. Davidson & Co.	46	2002

Stephen L. Waechter Executive Vice President, Chief Financial Officer and Treasurer - CACI International Inc	54	2002

(1)	A nominee for election to the Board of Directors.

Company History

The Company is the surviving entity resulting from the December 30, 1996 merger of Strategic Diagnostics, Inc. (“SDI”) with and into EnSys Corporation. The surviving entity was then renamed Strategic Diagnostics Inc.

Background of Directors

Grover C. Wrenn has served as Chairman of the Board since December 1996 and as a director of the Company since 1992. Mr. Wrenn served as a director of Safety-Kleen Corp., a provider of hazardous and industrial waste management services, from February 1997 until March 2000. He served as director, Vice Chairman, President and Chief Operating Officer from March 2000 to September 2001; he continued to serve as a director and Vice Chairman of the Board until September 2002. Mr. Wrenn served as President and Chief

Executive Officer of EnSys Corporation from April 1995 until December 1996. Mr. Wrenn also serves as a Trustee of Eckerd College. Mr. Wrenn received his B.S. from Clemson University and his M.S. in Public Health from the University of North Carolina.

Morton Collins has served as a director of the Company since 2001. In September 2003, he became general partner of Battelle Ventures, a newly established fund, the primary purpose of which is to develop technologies owned, managed or influenced by Columbus, Ohio-based Battelle Memorial Institute into commercial ventures. From July 1997 through August 2003, he served as a Special Limited Partner of Cardinal Partners, the successor to the Data Science Ventures (DSV) partnerships, which provided venture capital and management assistance to early-stage technology companies. Mr. Collins serves as a Director of Kopin Corporation (NASDAQ), a developer and manufacturer of advanced semiconductor wafers and electronic digital imaging devices, Advanced Cerametrics, Inc., a high-tech developer and manufacturer of advanced materials, Pharos Corporation, a company involved in improving productivity through advanced IT products and software, PD-LD Inc., a provider of specialized optical components, Ventaira, Inc., a specialty pharmaceutical company, and Viral Genomix, Inc., a developer of new drugs from viral gene products. He is also a member of the Advisory Board of Early Stage Enterprises, LP, a private venture capital fund that provides capital and guidance to early stage companies. Mr. Collins received his B.S. in Engineering from the University of Delaware, and his Master of Arts and Doctorate degrees in Engineering from Princeton University.

Richard J. Defieux has served as a director of the Company since 1996. Mr. Defieux served as a director of SDI from 1993 through 1996. Since 1990, Mr. Defieux has been a general partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and Edison Venture Fund II-PA, L.P., and since 1994, a general partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Since 1999, Mr. Defieux has also been a general partner of Allegra Capital Partners IV L.P. Since 2004, Mr. Defieux has been an Advisor to and Chairman of the Investment Committee of SJF Ventures I and II, a community development venture capital organization. Mr. Defieux also serves as a Director for Silicon Power Corp.; Primex Process Solutions, Inc. and Mentor Communications Group, Inc. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

Matthew H. Knight joined the Company in September 2003 as President and CEO and was elected to the Board of Directors at that time. Prior to joining the Company, Mr. Knight spent 23 years at Nalco Chemical Company. He began his career in field sales in 1980, and advanced through a series of sales and marketing management positions over the next 15 years. In 1996, Mr. Knight became General Manager of Nalco’s European operating group serving the water management needs of manufacturers, including the food, beverage and pharmaceutical industries. In 1998, he was promoted to General Manager of Nalco’s largest water treatment business unit and in 2000 he was promoted to Group Vice President and President of the company’s Industrial Division. Mr. Knight also served as Group Vice President, Sales Force Optimization, focused on development of sales and sales management processes for Nalco’s global sales force. Mr. Knight is a graduate of Miami University of Ohio, with a B.A. in Chemistry.

Herbert Lotman has served as a director of the Company since 2002. Since 1965, Mr. Lotman has served as Chairman and CEO of Keystone Foods Corporation, a corporation involved in food manufacturing and restaurant distribution for McDonald’s restaurants in the United States, Europe, Asia and South America. Mr. Lotman founded Molecular Circuitry, Inc. in 1995 and served as its Chief Executive Officer from inception through 2002. Mr. Lotman is currently the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). Mr. Lotman is a co-founder of the McDonald’s LPGA Championship, which benefits the Ronald McDonald House Charities. Mr. Lotman is also a board member of The Children’s Cancer Research Foundation of Philadelphia, Ronald McDonald House Charities, The Penn Companies (Penn Emblem) and Chairman of the Board of Trustees of The Philadelphia College of Osteopathic Medicine.

Timothy S. Ramey has served as a director of the Company since 2002. Mr. Ramey serves as a Vice President and Senior Research Analyst at D.A. Davidson & Co., a financial services holding company.

Mr. Ramey served as Vice President – Strategy and New Ventures, Sara Lee Corporation, a global manufacturer of consumer products, and was a member of Sara Lee’s Executive Management Committee from 2000 through 2002. He has also held executive positions in food industry research at NatWest Securities and Kidder, Peabody & Co., Inc. Mr. Ramey is former President of the Consumer Analyst Group of New York. He holds a B.A. in Psychology from the University of Washington, and is a Chartered Financial Analyst.

Stephen L. Waechter has served as a director of the Company since 2002. Mr. Waechter was named Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc, a leading provider of information technology services and solutions, in April 1999. From 1997 to 1999, he served as Executive Vice President, Chief Financial Officer and Treasurer of GTSI, Corp., a provider of integrated information technology solutions. He holds a B.A. in History from Christian Brothers College and received an M.B.A. from Xavier University.

OTHER INFORMATION AS TO DIRECTORS

Independence of Directors

The Board has determined that each member of the Board, other than Messrs. Knight and Lotman, is independent as determined in accordance with the applicable listing standards of Nasdaq.

Compensation of Directors

Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees.

Pursuant to the director compensation policy adopted in May 2003, upon their election to the Board, non-employee directors receive a non-statutory option to purchase, at the fair market value on the date of grant, shares of the Company’s common stock valued at $30,000. This initial option is immediately vested with respect to one-third of the option shares, and the remaining shares subject to such option grant vest in a series of two (2) successive equal annual installments upon the optionee’s completion of each year of service as a Board member over the two (2)-year period measured from the option grant date.

Each non-employee Board member shall also receive annual compensation in such amount as is determined, by a majority of Board, from time to time to be appropriate. Such compensation is currently established as set forth below:

•	The annual base retainer to be paid to non-employee Board members shall be $14,000.

•	$10,000 shall be added to the annual base retainer for service as the Chairman of the Board and for service as the Chairman of the Audit Committee.

•	$4,000 shall be added to the annual base retainer for service as a member of the Audit Committee, for service as the Chairman of the Compensation Committee and for service as a member of the Executive Committee.

•	In addition to any retainer fees, each non-employee Board member shall receive $500 for each validly constituted Board meeting such individual attends.

•	On the date of the Annual Meeting, each individual who is to continue to serve as a non-employee Board member following that meeting shall be granted a non-statutory option to purchase 8,000 shares of the Company’s common stock at the fair market value on the date of that grant, and the value of such annual option amount (such value determined in the sole discretion of the Compensation Committee) shall be deducted from the amount otherwise payable as the Board member’s annual retainer (as set forth above).

•	The remainder (following reduction for the value of the annual option grant, as set forth above) of each Board member’s retainer shall be paid at the end of the fiscal year for which the retainer for such Board service was provided in shares of restricted common stock valued at the date of grant. These shares of restricted stock shall vest: 1) in one installment upon the optionee’s completion of two (2) years of Board service measured from the issuance date; or 2) upon the optionee’s retirement from the board.

•	At least seventy-five percent (75%) of the value of all annual Board compensation paid to Board members shall be in the form of equity based compensation (with the value of such equity based compensation determined in the sole discretion of the Compensation Committee).

Compensation paid to Board members for 2004, under the above described plan, including participation in meetings held, was as follows:

Name	Cash Paid For Meeting Attendance	Numbers of Shares Granted Under Option Awards (1)	Number of Shares Granted Under Restricted Stock Awards (2)

Grover C. Wrenn	$2,000	8,000	4,864

Morton Collins	$2,000	8,000	3,150

Richard J. Defieux	$2,000	8,000	864

Kathleen E. Lamb	$1,500	8,000	1,003

Herbert Lotman	$2,000	8,000	2,007

Timothy S. Ramey	$2,000	8,000	2,007

Stephen L. Waechter	$2,000	8,000	3,721

(1)	Options were granted at the fair market value on the date of the grant of $4.12 per share.
(2)	Awards were granted at the fair market value on the date of the award of $3.50 per share.

Stock Ownership Guidelines and Mandatory Retirement

The Board of Directors has established a stock ownership guideline for current and future members of the Board of Directors with at least five (5) years of Board service. Such guideline is equal to five (5) times such individual’s annual compensation for his/her Board service, including equity compensation (with such equity compensation to be valued for these purposes by the Compensation Committee in its sole discretion). Each current Board member shall have three years, starting in May 2003, to meet the stock ownership guideline.

Each member of the Board of Directors is required to retire from such position not later than the Annual Meeting immediately following such person’s 75th birthday.

Meetings of the Board of Directors and Committees

The Board held five meetings during the fiscal year ended December 31, 2004. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board and of the committees of which he or she was a member which were held during the period he or she was a director or committee member, with the exception of Ms. Lamb, who attended 60%.

The Audit Committee of the Board held four meetings in 2004. The members of the Audit Committee in 2004 were Mr. Collins, Mr. Waechter (Chair) and Ms. Lamb (Ms. Lamb is a Class I director who is not standing for reelection), each of whom is independent as determined in accordance with the applicable Nasdaq listing standards. The Audit Committee selects the Company’s independent auditors, reviews the results and scope of the annual audit and the services provided by the Company’s independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. See the “Report of the Audit Committee” on page 19.

The Compensation Committee of the Board held two meetings in 2004. The current members of the Compensation Committee are Mr. Wrenn, Mr. Defieux and Mr. Ramey (Chair), each of whom is independent as determined in accordance with the applicable Nasdaq listing standards. Mr. Lotman was a member of the Compensation Committee in 2004. The Compensation Committee reviews and approves salaries for all corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board. See the “Report of the Compensation Committee” on page 16.

The Nominating Committee of the Board did not hold any meetings during 2004. The members of the Nominating Committee are Mr. Defieux and Mr. Wrenn, each of whom is independent as determined in accordance with the applicable Nasdaq listing standards.

The charters of the Audit, Compensation and Nominating Committees are all available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. A copy of the Audit Committee Charter is also attached to this Proxy Statement as Appendix A.

The Executive Committee did not hold any meetings in 2004. The members of the Executive Committee are Mr. Collins, Mr. Lotman and Mr. Wrenn. The Executive Committee is authorized to exercise all the powers and authority of the full Board of Directors as necessary between meetings of the Board and while the Board is not in session, except as limited by the Certificate of Incorporation and the Bylaws of the Company.

Director Attendance at Annual Meetings

The Company encourages all of the directors to attend the annual meeting of stockholders. The 2004 Annual Meeting of Stockholders was attended by all of the directors, with the exception of Ms. Lamb.

Compensation Committee Interlocks and Insider Participation

Mr. Wrenn, a member of the Compensation Committee, was formerly President and Chief Executive Officer of EnSys, a predecessor to the Company, from April 1995 to November 1996.

Director Nominations and Qualifications

New Director Nominee

The Nominating Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Service on other boards and other commitments is considered by the Nominating Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process.

Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board delegates the screening process involved to the Nominating Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Nominating Committee are subject to approval by the Board. The Nominating Committee is composed entirely of independent directors who qualify as independent under the Nasdaq requirements.

Stockholder Nominees

The policy of the Nominating Committee is to consider properly submitted stockholder nominations for directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating Committee seeks to address the criteria set forth above under “New Director Nominees.” Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

Strategic Diagnostics Inc.

111 Pencader Dr.

Newark, DE 19702

In addition, the Strategic Diagnostics Inc. Bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. Strategic Diagnostics Inc.’s Bylaws provide that stockholders intending to nominate candidates for election as directors at an annual meeting of stockholders must give notice in writing to the Corporate Secretary generally at least seventy-five (75) days prior to the first anniversary of the mailing of the proxy statement in connection with the previous year’s annual meeting. The notice must include the full name and address of the nominee and the person making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A and Schedule 14A under the Exchange Act, the nominee’s consent to the nomination and to serve, if elected, and certain other information set forth in the Bylaws.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting held prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. The Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Stockholder Communication with the Board

Stockholders may contact the Board of Directors as a group or an individual director by the following means:

Email:	boardofdirectors@sdix.com
Mail:	Board of Directors
Attn:	Grover W. Wrenn, Chairman or Corporate Secretary Strategic Diagnostics Inc. 111 Pencader Dr. Newark, DE 19702

Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Wrenn, the Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Wrenn, if such communication is addressed to the full Board of Directors. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2006 annual shareholders meeting should follow the procedures specified under “Stockholder Proposals for 2006.” Stockholders wishing to nominate directors should follow the procedures specified under “Other Information as to Directors—Director Nominations and Qualifications.”

CODE OF ETHICS

The Company has adopted a code of ethics that applies to executive officers and senior financial employees. The Code of Ethics is available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to or waiver from application of the code of ethics provisions of the Code of Ethics that applies to the executive officers and senior financial employees by posting such changes to the Company’s website within two business days following the date of such amendment or waiver.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission (the “SEC”). The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during 2004 the executive officers and directors then subject to Section 16(a) complied with all Section 16(a) filing requirements, except that a Form 4 for Mr. Lotman disclosing a December 2004 transaction was filed one day late in January 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth certain compensation information for each of the last three fiscal years with respect to (i) the Company’s Chief Executive Officer, (ii) each of the Company’s four other most highly compensated officers based on salary and bonus paid during 2004 and (iii) two additional individuals for whom disclosure would have been otherwise provided but for the fact that such individuals were not serving as executive officers of the Company at the end of the 2004 fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation (1)
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options (#)	Restricted Stock Awards (#)	All Other Compensation ($) (2)
Matthew H. Knight (3) President and CEO	2004 2003	247,235 74,040	93,750 55,530	13,800 300,000	9,800 75,000	68,370 —

Arthur A. Koch, Jr. (4) Former Chief Operating Officer	2004 2003 2002	289,678 216,828 206,245	7,400 —	5,000 25,000	7,196 —	6,000 5,500

James W. Stave, Ph.D. Vice President, Research and Development	2004 2003 2002	161,065 170,177 152,192	32,145 5,600 —	6,300 15,000 25,000	4,300 — —	4,832 4,842 4,476

Stanley J. Musial (5) Vice President and Chief Financial Officer	2004 2003 2002	140,365 143,375 23,667	28,567 6,600 —	— 1,000 100,000	— — —	4,211 2,130 —

Thomas R. Diehl Director, Kit Manufacturing	2004 2003 2002	126,142 124,784 123,455	15,106 5,900 —	1,800 5,000 —	1,400 — —	3,784 3,834 3,713

Martha C. Reider (6) Secretary and Vice President, Quality Assurance/Human Resources	2004 2003 2002	110,577 148,521 145,534	— 5,200 —	— 10,000 25,000	— — —	3,317 4,452 4,280

Richard W. Foster (7) Vice President, Sales	2004	103,332	14,667	32,700	12,500	1,080

(1)	Except for 30,000 of Mr. Foster’s options, the options and stock awards underlying long-term compensation were approved by the Board in 2004 but not granted until January 24, 2005.
(2)	Except for Mr. Knight in 2004, all other compensation consists of Company matching contributions to the employee’s 401(k) account.
(3)	All other compensation includes Company matching contributions to Mr. Knight’s 401(k) account and $63,453 in relocation costs associated with Mr. Knight’s move.
(4)	Mr. Koch was terminated on January 5, 2004, and was entitled to receive salary and benefits through January 5, 2005. Salary paid in 2004 was severance, in accordance with Mr. Koch’s employment agreement.
(5)	Mr. Musial served as Vice President and Chief Financial Officer through January 5, 2005.
(6)	Ms. Reider served as Secretary and Vice President Quality Assuance/Human Resources through September 24, 2004.
(7)	Mr. Foster’s employment commenced March 8, 2004 and included the grant of 30,000 options.

Option Grants and Exercises in Fiscal Year 2004. The following tables summarize option grants and exercises during 2004 to or by the officers named in the Summary Compensation Table. In accordance with SEC rules, also shown, on a pre-tax basis, are the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rate of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The results of these calculations are based on rates set forth by the SEC and are not intended to forecast possible future appreciation of the price of the Common Stock.

OPTION GRANTS IN FISCAL YEAR 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year (%)	Exercise Prices ($)	Expiration Date
					5% ($)	10% ($)
Matthew H. Knight	13,800	6.0%	3.05	1/24/15	26,468	67,080
Arthur A. Koch, Jr.	—	—	—	—	—	—
James W. Stave	6,300	2.7%	3.05	1/24/15	12,083	30,624
Stanley J. Musial	—	—	—	—	—	—
Thomas R. Diehl	1,800	0.8%	3.05	1/24/15	3,452	8,750
Martha C. Reider	—	—	—	—	—	—
Richard W. Foster	30,000	12.0%	4.10	3/8/14	67,812	167,028
Richard W. Foster	2,700	1.2%	3.05	1/24/15	5,179	13,124

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew H. Knight	—	—	104,600	209,200	2,070	4,140
Arthur A. Koch, Jr.	—	—	340,000	—	215,875	—
James W. Stave	—	—	248,827	24,200	171,066	6,640
Stanley J. Musial	—	—	60,250	20,250	13	13
Thomas R. Diehl	—	—	27,500	4,300	125	935
Martha C. Reider	55,362	77,230	—	—	—	—
Richard W. Foster	—	—	10,000	22,700	—	1,215

(1)	Value is calculated based on the difference between the option exercise price and the market price of the Common Stock on December 31, 2004 ($3.50), multiplied by the number of shares to which the option relates.

Equity Compensation

The table below presents certain information concerning securities issuable in connection with equity compensation plans that have been approved by the Company’s stockholders and that have not been approved by the Company’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plan approved by security holders	1,789,227	$3.42	928,534

Equity compensation not approved by security holders	300,000	$4.00	—

Total	2,089,227	$3.50	928,534

The 300,000 shares underlying options granted under equity compensation not approved by security holders were granted in connection with the Company’s hiring, on September 2, 2003, of its new President and Chief Executive Officer, Matthew H. Knight. The grant to Mr. Knight is a ten year non-qualified stock option grant at an exercise price of $4.00 per share, the closing market price on September 2, 2003, and vests in three annual equal installments on the three successive option grant anniversaries, and vest upon a change of control of the Company

Executive Employment Agreements

The Company maintains an employment agreement dated as of September 2, 2003 with Mr. Knight, which provides for compensation at an annual rate of $250,000 with annual increases determined by the Compensation Committee. Additionally, Mr. Knight is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary. Also for 2004, Mr. Knight received a bonus of 37.5% of his base salary and was eligible to receive a long-term incentive bonus if certain Company performance goals and targets were met in accordance with the Company’s Executive Compensation Plan. Additionally, Mr. Knight’s employment agreement provides reimbursement for certain expenses Mr. Knight incurs in connection with his relocation, including direct and indirect relocation expenses reasonably incurred, up to a maximum of $50,000, plus the cost of moving his household goods. Relocation expenses in the amount of $63,453 were reimbursed during 2004. This agreement was for an initial two-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. Knight or the Board by giving not less than 60 days written notice. Mr. Knight will be entitled to receive salary and benefits then in effect for one year after termination of the agreement by Mr. Knight for good reason (as defined in the agreement) or by the Company without cause.

The Company maintained employment agreements with Mr. Musial, Ms. Reider and Dr. Stave, dated as of November 1, 2002, January 1, 1997 and January 1, 1997, respectively, which provided for compensation at the annual rates of $142,000, $101,210 and $99,600, respectively, with annual increases as determined by the Compensation Committee. Each of these officers was also entitled to an annual bonus as determined by the Compensation Committee. Under these agreements, the Company granted the officers options to purchase 100,000, 60,000 and 60,000 shares, respectively, of the Common Stock, which options became exercisable at a rate of 25% annually on January 1 (in the case of Dr. Stave, October 1) of each of the four years following the year the agreement was executed. These agreements were for an initial one-year term and are automatically extended for subsequent one-year terms unless otherwise terminated by the respective officers or the Board by giving not less than 60 days written notice. Each of the officers was entitled to receive salary and benefits then in effect for three, nine and nine months, respectively, after termination of the agreement by such officer for good reason (as defined in the agreement) or by the Company without cause.

The Company maintained an employment agreement with its former CEO, Mr. Richard Birkmeyer, who was terminated on May 20, 2003. In accordance with the agreement, Mr. Birkmeyer was paid an annual salary of $239,431 through his termination date, and then was entitled to receive salary and benefits for one year after termination, which period ended on May 20, 2004.

On January 5, 2004, the Company terminated its COO, Arthur A. Koch. The Company maintained an employment agreement with Mr. Koch, which provided for an annual salary of $211,850 for 2003. Pursuant to this agreement, Mr. Koch received salary and benefits for one year after termination, which period ended on January 5, 2005.

Related Party Transactions

Mr. Lotman, a Company director, is the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). On July 8, 2002, the Company purchased certain assets of Molecular Circuitry, Inc. (MCI). The purchased assets consist primarily of various proprietary media technology that are used in combination with the Company’s diagnostic tests for food-borne pathogens including salmonella and E. Coli. The assets purchased also include the sales and marketing rights to the ruminant feed test product line that the Company and MCI have been jointly developing in collaboration with McDonald’s Corporation. In consideration for these and other related assets, the Company issued to MCI 600,000 unregistered shares of the Company’s common stock with a value of $4.17 per share or $2,502,000, computed by averaging the price of the Company’s common stock for the period beginning on the two business days before the acquisition and ending two business days after the acquisition. In addition the Company will also pay MCI a continuing royalty for ten years on sales of specified products and/or components of products. For the years ended December 31, 2004 and 2003, the Company incurred $131,284 and $94,916, respectively, of royalty expense under this arrangement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board is comprised of three non-employee directors. The Board of Directors, in its business judgment, has determined that each current member of the Compensation Committee is independent as required by applicable listing standards of Nasdaq. The Compensation Committee determines the compensation for the Chief Executive Officer and reviews the recommendations of the Chief Executive Officer and approves salaries for all other corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board.

Compensation Philosophy

The Company approaches compensation for all its employees, including senior management, with a consistent philosophy. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company’s compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

•	The Company pays competitively.

The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

•	The Company pays for sustained performance.

Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, cash flow, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives.

•	The Company strives for fairness in the administration of pay.

The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

•	The Company strives to provide incentives designed to maximize stockholder value.

The Company is committed to the use of equity based compensation, both restricted stock and stock options, as a significant component of total long-term compensation in order to provide appropriate incentives to management and appropriately align management’s compensation with stockholder’s interests.

Compensation Vehicles

The Company uses a total compensation program that consists of cash (salary and bonus) and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The vehicles are:

Cash-based Compensation

Salary

The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market against that individual’s overall performance, which is measured against his or her individual responsibilities and strategic objectives for the year.

In both setting goals and measuring all executive officers’ performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals is assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.

Bonus

The Company pays bonuses based upon (a) the Company’s financial performance, measured against established corporate targets for net sales and profitability and (b) the Compensation Committee’s subjective determination of the executive officer’s individual performance, measured against individual management goals established for each executive.

Equity-based Compensation

Stock Option and Restricted Stock Programs

The purpose of this program is to provide additional incentives to senior management to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its senior managers. The program utilizes vesting periods to encourage such employees to continue in the employ of the Company and thereby acts as a retention device for its senior managers. The Company believes that the program encourages senior managers to maintain a long-term perspective. In determining the size of an option or restricted stock award for an executive officer, the Compensation Committee reviews such individual’s performance against the criteria described above and considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that individual. The Compensation Committee does not assign specific weights to these items.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company’s current policy is to structure the performance-based portion of compensation of its executive officers in a manner that complies with this provision.

Chief Executive Officer Compensation

Richard. C. Birkmeyer was the Company’s President and Chief Executive Officer through May 20, 2003, when then he was terminated by the Company. Pursuant to an employment agreement maintained with Mr. Birkmeyer, he was paid an annual salary of $239,431 through his termination date, and then was entitled to receive salary and benefits for one year after termination, which ended on May 19, 2004.

From May 20, 2003 through September 1, 2003, Arthur A. Koch, the Company’s Chief Operating Officer, was appointed interim CEO. Pursuant to his employment agreement, Mr. Koch was paid an annual salary of $211,850 for 2003, which was the same base salary he was paid in his COO position. As additional compensation for his role as interim CEO, the Board granted to Mr. Koch a restricted stock award of 7,196 shares of Common Stock, which shall became vested on August 14, 2005. The fair market value of the stock on the date of the award was $4.04 per share. Subsequent to year-end, Mr. Koch was terminated. Under the terms of the agreement, Mr. Koch’s restricted stock award vested upon his termination.

Matthew H. Knight was appointed President and Chief Executive Officer of the Company on September 2, 2003. In setting both the cash-based and equity-based elements of Mr. Knight’s compensation, the Compensation Committee made an overall assessment of Mr. Knight’s leadership in achieving the Company’s long-term strategic and business goals. The Compensation Committee assessed the importance of Mr. Knight to the growth and development of the Company, his expertise in the industry, his management skills and ability to implement the Company’s strategic plans, his ability to effectively respond to changes in the Company’s markets, his efforts to assemble a highly qualified executive management team for the Company and the achievement of various strategic milestones. The Compensation Committee does not assign specific weights to these categories.

Base Salary

Mr. Knight’s base salary for 2004 pursuant to his employment agreement dated September 2, 2003 was $250,000 Based on its evaluation of the factors listed, the Compensation Committee increased Mr. Knight’s base salary by 3.0% to $257,500 for fiscal year 2005.

Bonus

Pursuant to his employment agreement, Mr. Knight is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary. For 2004, Mr. Knight received a cash bonus of 37.5% of his base salary and was eligible to receive a long-term incentive bonus if certain performance goals and targets were met in accordance with the Company’s Executive Compensation Plan. The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Knight’s bonus.

Stock Option and Restricted Stock Award

The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Knight’s stock incentive awards. Stock options and restricted stock are granted to encourage and facilitate stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officers’ interests with those of the Company’s other stockholders.

Pursuant to his employment agreement, at the inception of such agreement, Mr. Knight was granted a nonqualified stock option to purchase 300,000 shares of common stock, and also granted a restricted stock award of 75,000 shares of the Company’s common stock. Both of these grants were awarded outside of the Company’s 2000 Stock Incentive Plan.

COMPENSATION COMMITTEE

Richard J. Defieux
Timothy S. Ramey (Chair)
Grover C. Wrenn

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is financially literate and independent as required by applicable listing standards of Nasdaq, and that Mr. Waechter is an “audit committee financial expert,” as defined by the SEC.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The Audit Committee operates pursuant to a written Charter that was adopted by the Board on June 21, 2000, and is periodically amended and restated. The last such amendment and restatement was approved March 1, 2005. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, reviews the results and scope of the annual audit, quarterly reviews and the services provided by the Company’s independent auditors and the recommendations of the auditors with respect to the accounting systems and controls.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

While Mr. Waechter qualifies as an audit committee financial expert, none of the members of the Audit Committee is professionally engaged in the practice of auditing or accounting or is an expert in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with standards established by the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the SEC.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by KPMG LLP in fiscal year 2004 and related fees were approved in advance by the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Morton Collins
Kathleen E. Lamb
Stephen L. Waechter (Chair)

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Stock Performance Graph

The following line graph compares for the fiscal years ended December 31, 2000, 2001, 2002, 2003 and 2004 (i) the yearly cumulative total shareholder return on the Common Stock with (ii) the cumulative total return of the NASDAQ U.S. Stock Market Index and with (iii) a Peer Group Index consisting of NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Strategic Diagnostics Inc., Peer Group and NASDAQ Non Financial Index Fiscal Year End December 31

	1998	1999	2000	2001	2002	2003	2004
Strategic Diagnostics Inc.	$100	$328	$116	$355	$165	$235	$175
Peer Group Index	$100	$121	$125	$137	$111	$164	$193
NASDAQ US Stock Market Index	$100	$185	$112	$89	$61	$92	$100

OTHER MATTERS

Independent Registered Public Accounting Firm

The accounting firm of KPMG LLP has served as the Company’s independent registered public accounting firm since September 1998, and the Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. A representative of KPMG LLP will be present at the Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees. Fees billed to the Company by KPMG LLP during 2004 and 2003 for audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for such years, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, totaled $175,000 and $154,000, respectively.

Audit-Related Fees. The Company engaged KPMG LLP to provide assurance and related services to the Company related to the audit of the Company’s 401(k) financial statements which totaled $5,000 and $10,000 respectively during the fiscal years ended December 31, 2004 and December 31, 2003.

Tax Fees. Fees billed to the Company by KPMG LLP during 2004 and 2003 for professional services rendered for tax compliance, tax advice and tax planning totaled $54,600 and $51,450, respectively.

All Other Fees. There were no additional fees billed to the Company by KPMG LLP during 2004 or 2003 for products and services, other than services reported in the three preceding paragraphs.

All of the services described in the preceding paragraphs were approved by the Audit Committee pursuant to applicable regulations.

Stockholder Proposals For 2006

All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2006 Annual Meeting of Stockholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than November 30, 2005 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.” A proposal that does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2006 Annual Meeting of Stockholders.

A stockholder of the Company may wish to have a proposal presented at the 2006 Annual Meeting of Stockholders, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to Article I, Section 2 of the Company’s By-Laws, notice of any such proposal must be received by the Company between January 4, 2005 and February 18, 2006. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.”

General

The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives to the proxy holders discretionary authority in the event any additional matters should be properly presented.

The Company’s 2004 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2004, accompanies this Proxy Statement.

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith. Only one Proxy Statement is delivered to multiple security holders sharing an address, unless such security holders have requested otherwise.

Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

STRATEGIC DIAGNOSTICS INC.
Newark, Delaware
March 30, 2005

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

STRATEGIC DIAGNOSTICS INC.

PURPOSE

The Audit Committee (the “Committee”) of Strategic Diagnostics Inc. (the “Company”) shall oversee all of the material aspects of the Company’s reporting, control and audit functions, and the independence and performance of the Company’s independent public accountants while working to provide effective communication between and among the Company’s independent public accountants, financial and senior management, the Committee and the Company’s Board of Directors (the “Board”), all in compliance with applicable United States securities laws and rules, including, without limitation, those laws enacted under the Sarbanes-Oxley Act of 2002.

COMPOSITION AND TERM

The Committee shall be comprised of three or more independent Directors as defined by SEC and NASDAQ rules and guidelines, as determined by the Board. Independent Directors shall possess the requisite knowledge and experience to fulfill their duties. In addition, at least one member of the Committee shall be a “financial expert”, as defined by SEC and NASDAQ rules and guidelines.

The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Unless a chairman is designated by the Board, the members of the Committee will elect a chairman by a formal vote of the Committee’s full membership.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Committee will be directly responsible for the appointment, compensation, retention and oversight of independent public accountants engaged by the Company and such independent public accountants shall be accountable to and report directly to the Committee, and the Committee shall have ultimate authority to select, evaluate and fire the Company’s independent public accountants.

MEETINGS

The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than four times a year, and prior to the filing of each Form 10-Q and the Form 10-K. Meetings may be held by conference call when necessary. The Committee shall report to the Board at the first board meeting following each such audit Committee meeting.

The Company’s independent public accountants shall make quarterly reports to the Committee, and must attend at least two of the Committee’s meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

DUTIES AND AUTHORITY

The Committee shall have the following duties and authority:

•	To select, as and when deemed appropriate by the Committee, independent public accountants to examine the books and accounts of the Company for each fiscal year, and to confirm the independence of the independent public accountants;

•	To remove, as and when deemed appropriate by the Committee, the Company’s independent public accountants;

•	To determine and pre-approve the scope of services for the independent public accountants for each fiscal year, including any non-audit services permitted under law and a review of the independent public accountant’s risk assessment process in establishing the scope of the examination, and the reports to be rendered by the independent public accountants, provided that the Committee may authorize the chairman of the Committee to approve non-audit services costing less than $10,000 for any fiscal year on behalf of the Committee;

•	To authorize and pre-approve all fees to be paid to the Company’s independent public accountants;

•	To determine whether the independent public accountants ought to make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters not prohibited by applicable law;

•	To review and approve before their filing with the Securities and Exchange Commission the results of the quarterly reviews and year-end audit of the Company, including:

•	The Annual Report on Form 10-K, the management recommendation letter on accounting procedures and controls prepared by the independent public accountants, and any other reports and management’s responses concerning such reports;

•	Any material accounting issues identified by management, or the independent public accountants;

•	Any related party transactions;

•	Other matters required to be communicated by the independent public accountants to the Committee under generally accepted auditing standards, as amended; and

•	Quarterly results and required communications;

•	To oversee the Company’s selection of and changes to its accounting policies, including, without limitation, to review with management and the independent public accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulators;

•	To ensure that the Company’s independent public accountants submit on a periodic, but not less than annual, basis to the Committee a written statement delineating all relationships between the accountants and the Company, and discuss with the accountants any disclosed relationships that may impact the objectivity and independence of the accountants with the objective of ensuring the continuing objectivity and independence of the accountants;

•	To meet annually with counsel when appropriate to review legal and regulatory matters, if any, that could have a material impact on the financial statements;

•	To make a periodic, but not less than annual, self-assessment of the Committee, including a review of the Audit Committee Charter, using assessment tools available through third parties or developed internally;

•	To ensure the adequacy and effectiveness of the accounting and financial controls of the Company, and to elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable;

•	To establish and maintain in place a mechanism for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by the Company’s employees of complaints or concerns regarding questionable accounting or auditing matters;

The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines. The Committee may retain, at the Company’s expense, independent counsel, accountants or others to assist it in the conduct of any investigation or otherwise as the Committee deems necessary in the performance of its duties. Committee members may be compensated for services as audit committee members, provided that such compensation is approved in advance by the Board.

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive

Newark, Delaware 19702

Annual Meeting of Stockholders – May 3, 2005

Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Richard J. Defieux and Matthew H. Knight as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2005 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, May 3, 2005, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as set forth in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

STRATEGIC DIAGNOSTICS INC.	1. Election of Class I Directors
		For	With- held	For All Except
RECORD DATE SHARES:	Morton Collins	☐	☐	☐
	Matthew H. Knight	☐	☐	☐
	Grover C. Wrenn	☐	☐	☐

NOTE: If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the nominee’s (s’) name(s). Your shares will be voted for the remaining nominee(s).

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	Please be sure to sign and date this Proxy. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.

Date _______________
Stockholder sign here
Date _______________
Co-owner sign here

	Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

DETACH CARD	DETACH CARD

STRATEGIC DIAGNOSTICS INC.

Dear Stockholder,

Please take note of the important information regarding the Company’s management and financial results enclosed with this Proxy Ballot.

Your votes on the election of the Company’s directors is important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 3, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Strategic Diagnostics Inc.